Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, November 5, 2015 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES

2015 THIRD QUARTER RESULTS FROM CONTINUING OPERATIONS

COMPANY ALSO ANNOUNCES SALE OF ITS HOTEL TECHNOLOGY BUSINESS

Revenues Grow 10.3% in the Quarter – Adjusted Net-Income Rises 63%

YTD Revenues Rise 8.6% from previous year – Adjusted YTD Net-Income increases by 100% to $4.1 million

New Hartford, NY- -- PAR Technology Corporation (NYSE: PAR) a leading provider of hospitality/retail management systems and Government contract services today announced results from continuing operations for the third quarter and year to date ended September 30, 2015. The Company also announced that it has closed a transaction selling substantially all the assets of its hotel technology business operated under PAR Springer-Miller Systems, Inc. to affiliates of Constellation Software Inc. for a gross purchase price of $16.6 million cash. There is also an opportunity for additional payment of $1.5 million if certain sales targets are achieved. The transaction closed on November 4, 2015.

Summary of Fiscal 2015 Third Quarter and Year-to-Date Financial Results from Continuing Operations

•	Revenue increased 10.3% to $58.1 million, compared to $52.6 million in the third quarter of fiscal 2014.

•	Adjusted (non-GAAP) net income from continuing operations was $1.7 million, or $0.11 per diluted share, compared to adjusted (non-GAAP) income from continuing operations of $1.1 million, or $0.07 per diluted share, in the same period of 2014.

•	GAAP net income from continuing operations in the third quarter of fiscal 2015 was $1.3 million, or $0.08 per diluted share, compared to net income of $0.7 million, or $0.04 per diluted share, in the same period of 2014.

•	Year-to-date 2015 revenue increased 8.6% to $172.2 million compared to $158.6 million in the third quarter of fiscal 2014.

•	Year-to-date 2015 adjusted (non-GAAP) net income from continuing operations was $4.1 million, or $0.26 per diluted share, compared to adjusted (non-GAAP) net income from continuing operations of $2.0 million, or $0.13 per diluted share, in the same period of 2014.

•	Year-to-date 2015 GAAP net income from continuing operations was $2.7 million, or $0.17 per diluted share, compared to net income of $1.1 million or $0.07 per diluted share, in the same period of 2014.

A reconciliation and description of non-GAAP financial measures to their comparable GAAP financial measures are included in the tables following this news release.

Ronald J. Casciano, Chief Executive Officer and President, commented “We are pleased to have delivered another quarter of improved performance, demonstrating the strength of our technology solutions in our Hospitality and Government segments. We are successfully executing our plan to grow revenue with new customers and also achieve our cost reduction objectives. These measurable improvements in results reflect the continued enhancements we have made to deliver cutting edge solutions to the markets we serve that continue to consistently exceed the customer’s requirements.”

Concerning the divestiture of the hotel/spa business, Casciano stated, “We believe selling the Springer-Miller business is the best way to focus on our core businesses to accelerate performance and growth. This sale provides the Company with the financial flexibility to explore future opportunities to enhance our strategic position and immediately strengthens our balance sheet."

Casciano concluded, “Heading into 2016, I am confident that our strategy will enable PAR to become a consistent performer in delivering solid financial results. Our leadership is strong, we are focused on execution and ultimately understand what is required to deliver successful results. We have significant work ahead of us, but I am proud of the progress we have made to date to drive long-term growth and shareholder value.”

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements. Any statements in this document that do and not describe historical facts are forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR. PAR’s Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years. PAR offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains. Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies. PAR’s Government Business is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. Visit www.partech.com for more information.

There will be a conference call at 10:00 a.m. eastern time on November 5th, 2015, during which the Company’s management will discuss the financial results for the third quarter of 2015. To participate in the call, please call 866-868-9502, approximately 10 minutes in advance. No passcode is required to participate in the live call or to listen to the replay version. Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the internet by visiting PAR’s website at www.partech.com. Alternatively, listeners may access an archived version of the presentation call after 1:00 p.m. ET on November 5, 2015 through November 12, 2015 by dialing 855-859-2056.

###

PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)

	September 30,	December 31,
Assets	2015	2014
Current assets:
Cash and cash equivalents	$2,057	$9,867
Accounts receivable-net	29,344	29,674
Inventories-net	25,090	25,928
Deferred income taxes	5,014	4,512
Other current assets	2,660	4,018
Assets classified as held for sale	20,697	22,119
Total current assets	84,862	96,118
Property, plant and equipment - net	5,788	5,148
Deferred income taxes	12,009	11,357
Goodwill	11,051	11,051
Intangible assets - net	10,720	10,580
Other assets	3,641	3,043
Total Assets	$128,071	$137,297
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,075	$3,173
Borrowings under line of credit	3,438	5,000
Accounts payable	16,656	19,258
Accrued salaries and benefits	5,830	5,726
Accrued expenses	5,615	6,492
Customer deposits	300	1,242
Deferred service revenue	11,089	10,388
Income taxes payable	323	475
Liabilities directly associated with assets held for sale	6,256	4,617
Total current liabilities	51,582	56,371
Long-term debt	612	2,566
Other long-term liabilities	8,711	8,847
Total liabilities	60,905	67,784
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized; 17,258,747 and 17,274,708 shares issued; 15,550,638 and 15,566,599 outstanding	345	346
Capital in excess of par value	45,276	44,854
Retained earnings	29,692	31,465
Accumulated other comprehensive loss	(2,311)	(1,316)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(5,836)
Total shareholders’ equity	67,166	69,513
Total Liabilities and Shareholders’ Equity	$128,071	$137,297

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	For the three months ended September 30,	For the three months ended September 30,	For the nine months ended September 30,	For the nine months ended September 30,
	2015	2014	2015	2014
Net revenues:
Product	$24,408	$21,483	$70,081	$61,681
Service	11,611	11,007	34,687	33,539
Contract	22,041	20,132	67,438	63,360
	58,060	52,622	172,206	158,580
Costs of sales:
Product	17,420	14,070	50,135	42,562
Service	8,300	8,608	24,926	25,860
Contract	20,395	18,791	63,058	59,358
	46,115	41,469	138,119	127,780
Gross margin	11,945	11,153	34,087	30,800
Operating expenses:
Selling, general and administrative	7,033	7,599	20,989	22,496
Research and development	2,744	2,156	7,840	6,349
Acquisition amortization	248	31	746	31
	10,025	9,786	29,575	28,876
Operating income from continuing operations	1,920	1,367	4,512	1,924
Other income (expense), net	128	(65)	(58)	225
Interest expense	(81)	(21)	(252)	(63)
Income from continuing operations before provision for income taxes	1,967	1,281	4,202	2,086
Provision for income taxes	(670)	(613)	(1,470)	(974)
Income from continuing operations	1,297	668	2,732	1,112
Discontinued operations
Loss on discontinued operations (net of tax)	(2,786)	(777)	(4,505)	(2,729)
Net Loss	$(1,489)	$(109)	$(1,773)	$(1,617)
Basic Earnings per Share:
Income from continuing operations	0.08	0.04	0.18	0.07
Loss from discontinued operations	(0.18)	(0.05)	(0.29)	(0.18)
Net Loss	$(0.10)	$(0.01)	$(0.11)	$(0.10)
Diluted Earnings per Share:
Income from continuing operations	0.08	0.04	0.17	0.07
Loss from discontinued operations	(0.18)	(0.05)	(0.29)	(0.18)
Net loss	$(0.10)	$(0.01)	$(0.11)	$(0.10)
Weighted average shares outstanding
Basic	15,589	15,577	15,549	15,498
Diluted	15,659	15,635	15,650	15,576

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share data)
(Unaudited)

	For the three months ended September 30, 2015			For the three months ended September 30, 2014
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)

Net revenues	$58,060	-	58,060	$52,622	-	52,622
Costs of sales	46,115	-	46,115	41,469	-	41,469
Gross Margin	11,945	-	11,945	11,153	-	11,153

Operating Expenses
Selling, general and administrative	7,033	414	6,619	7,599	549	7,050
Research and development	2,744	-	2,744	2,156	-	2,156
Acquisition amortization	248	248	-	31	31	-
Total operating expenses	10,025	662	9,363	9,786	580	9,206
Operating income from continuing operations	1,920	662	2,582	1,367	580	1,947
Other income, net	128	-	128	(65)	-	(65)
Interest expense	(81)	26	(55)	(21)	-	(21)
Income from continuing operations before provision for income taxes	1,967	688	2,655	1,281	580	1,861
Provision for income taxes	(670)	(255)	(925)	(613)	(187)	(800)
Income from continuing operations	$1,297	$433	$1,730	$668	$393	$1,061
Loss from discontinued operations, (net of tax)	$(2,786)		$(2,786)	$(777)		$(777)
Net loss	$(1,489)		$(1,056)	$(109)		$284
Income per diluted share from continuing operations	$0.08		$0.11	$0.04		$0.07
Loss per diluted share from discontinuing operations	$(0.18)		$(0.18)	$(0.05)		$(0.05)
Loss per diluted share	$(0.10)		$(0.07)	$(0.01)		$0.02

The Company reports its financial results in accordance with GAAP, which refers financial information presented in accordance with generally accepted accounting principles in the United States. However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided herein because management uses such measures in evaluating the results of the operations of the Company and believes this information provides investors better insight into underlying business trends and performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

During the third quarter of 2015, the Company recorded severance and other related charges of $200,000 and equity based compensation charges of $214,000, included in selling, general and administrative. The Company also recognized amortization of acquired intangible assets of $248,000 and accreted interest of $26,000 related to the acquisition of Brink. During the third quarter of 2014, the Company recorded severance and other related charges of $364,000 and equity based compensation charges of $185,000, included in selling, general and administrative. The Company also recognized amortization of acquired intangible assets of $31,000 related to the acquisition of Brink. The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and/or are quantitatively and qualitatively different from the Company’s core operations during any particular period.

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share data)
(Unaudited)

	For the nine months ended September 30, 2015			For the nine months ended September 30, 2014
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)

Net revenues	$172,206	-	$172,206	$158,580	-	$158,580
Costs of sales	138,119	151	137,968	127,780	-	127,780
Gross Margin	34,087	151	34,238	30,800	-	30,800

Operating Expenses
Selling, general and administrative	20,989	1,120	19,869	22,496	1,351	21,145
Research and development	7,840	13	7,827	6,349		6,349
Acquisition amortization	746	746	-	31	31	-
Total operating expenses	29,575	1,879	27,696	28,876	1,382	27,494
Operating income from continuing operations	4,512	2,030	6,542	1,924	1,382	3,306
Other income (expense), net	(58)	-	(58)	225	-	225
Interest expense	(252)	77	(175)	(63)	-	(63)
Income from continuing operations before provision for income taxes	4,202	2,107	6,309	2,086	1,382	3,468
Provision for income taxes	(1,470)	(780)	(2,250)	(974)	(459)	(1,433)
Income from continuing operations	$2,732	$1,327	$4,059	$1,112	$923	$2,035
Loss from discontinued operations, (net of tax)	$(4,505)		$(4,505)	$(2,729)		$(2,729)
Net loss	$(1,773)		$(446)	$(1,617)		$(694)
Income per diluted share from continuing operations	$0.18		$0.26	$0.07		$0.13
Loss per diluted share from discontinuing operations	$(0.29)		$(0.29)	$(0.17)		$(0.18)
Loss per diluted share	$(0.11)		$(0.03)	$(0.10)		$(0.04)

During the nine months ended September 30, 2015, the Company recorded severance and other related charges of $797,000, of which $151,000 is included in cost of sales, $13,000 is included in research and development and $633,000 is included in selling, general and administrative. Also included within selling, general and administrative is equity based compensation charges of $487,000. Lastly, related to the acquisition of Brink, the Company recognized amortization of acquired intangible assets of $746,000 and accreted interest of $77,000. During the nine months ended September 30, 2014, the Company recorded severance and other related charges of $364,000 and equity based compensation charges of $987,000, included in selling, general and administrative. The Company also recognized amortization of acquired intangible assets of $31,000 related to the acquisition of Brink. The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and/or are quantitatively and qualitatively different from the Company’s core operations during any particular period.